Exhibit 99.2

In December 2013, the Company acquired 100% of the outstanding stock of Stayz Pty Limited (“Stayz”), the leading online vacation rental marketplace in Australia, for total cash consideration of approximately $197,254,000. Consideration included $196,739,000 in cash paid directly to the sellers and $515,000 remaining due to the sellers.

The unaudited condensed combined pro forma statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented to give effect to the acquisition of Stayz as if it had occurred on January 1, 2012. The unaudited condensed combined pro forma balance sheet is presented to give effect to the acquisition of Stayz as if it had occurred on September 30, 2013. This pro forma information is based on, and should be read in conjunction with, the historical financial statements of HomeAway for the year ended December 31, 2012, included in our Annual Report on Form 10-K filed on February 27, 2013, the historical financial statements of HomeAway for the nine months ended September 30, 2013, included in our Quarterly Report on Form 10-Q filed on November 7, 2013 and the historical financial statements of Stayz for the fiscal year ended June 30, 2013, which are included elsewhere in this Form 8-K/A.

The unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2013, combines information from the unaudited historical consolidated statement of operations of HomeAway for the nine months ended September 30, 2013, and the unaudited historical consolidated statement of operations information of Stayz for the nine month period ended September 30, 2013, originally prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS “), adjusted to be in accordance with accounting standards generally accepted in the United States of America (“U.S. GAAP”). The historical statement of operations information of Stayz for the nine months ended September 30, 2013 was translated into U.S. dollars using an exchange rate of AUD 1 = U.S. $0.983, the average rate for the period presented. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2012, combines information from the audited historical consolidated statement of operations of HomeAway for the year ended December 31, 2012, and the unaudited historical consolidated statement of operations information of Stayz for the 12 month period ended December 31, 2012, originally prepared in accordance with IFRS, adjusted to be in accordance with U.S. GAAP. The historical statement of operations information of Stayz for the 12 months ended December 31, 2012 was translated into U.S. dollars using an exchange rate of AUD 1 = U.S. $1.036, the average rate for the period presented. The unaudited condensed combined pro forma balance sheet combines information from the unaudited historical consolidated balance sheet of HomeAway as of September 30, 2013 and the audited historical consolidated balance sheet information of Stayz as of June 30, 2013, originally prepared in accordance with IFRS, adjusted to be in accordance with U.S. GAAP. The historical balance sheet information was translated into U.S. dollars using an exchange rate of AUD 1 = U.S. $0.915, the rate at June 30, 2013.

Certain amounts in the Stayz historical balance sheet information and the statements of operations information were reclassified to be consistent with HomeAway’s presentation. Reconciliations of equity and other impacted balance sheet line items as of June 30, 2013, net income attributable to Stayz equity holders for the nine months ended September 30, 2013 and net income attributable to Stayz equity holders a for the year ended December 31, 2012 between IFRS and U.S. GAAP are included in Note 3 to the unaudited condensed combined pro forma financial statements.

The allocation of the preliminary purchase price as reflected in these condensed combined pro forma financial statements has been based upon preliminary estimates of the fair value of the Stayz assets acquired and liabilities assumed as of the date of the acquisition. Management is currently assessing the fair values of tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price is dependent upon certain estimates and assumptions including but not limited to estimating future cash flows and developing appropriate discount rates. The fair value estimates for the purchase price allocation are preliminary and have been made for the purpose of developing such pro forma condensed combined financial statements.

A final determination of the fair value of the Stayz tangible and intangible assets acquired and liabilities assumed will be based on valuations of the actual net tangible and intangible assets of Stayz as of December 6, 2013, and such valuations could change significantly upon the completion of further analyses and asset valuations from those used in the unaudited condensed combined pro forma financial statements presented below. Any significant increases in amounts allocated to intangible assets could result in a material increase or decrease in amortization expense related to acquired intangible assets from that which is estimated in these unaudited condensed combined pro forma financial statements. The final valuation is expected to be completed as soon as practicable but no later than the fourth quarter of 2014.

The unaudited condensed combined pro forma financial statements were prepared using the assumptions described below and in the related notes. The historical financial information has been adjusted to give pro forma effect to events that are 1) directly attributable to the acquisition, 2) factually supportable, and 3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited condensed combined pro forma financial statements do not include certain cost savings or operating synergies (or costs associated with realizing such savings or synergies) that may result from the acquisition.

The unaudited condensed combined pro forma financial statements are provided for illustrative purposes only. They do not purport to represent what HomeAway’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project HomeAway’s future consolidated results of operations or financial position. Therefore, the actual amounts recorded may differ materially from the information presented in the accompanying unaudited condensed combined pro forma financial statements.

UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

(Thousands, except for per share amounts)

	Historical
	HomeAway	Stayz	Adjustments	Pro forma
Revenue:
Listing	$215,593	$17,045	$—	$232,638
Other	40,627	1,976	—	42,603

Total revenue	256,220	19,021	—	275,241
Costs and expenses:
Cost of revenue (exclusive of amortization shown separately below)	40,448	1,943	—	42,391
Product development	42,033	2,618	—	44,651
Sales and marketing	83,795	4,610	—	88,405
General and administrative	51,643	729	—	52,372
Amortization expense	8,905	833	1,998 (a)	11,736

Total costs and expenses	226,824	10,733	1,998	239,555

Operating income	29,396	8,288	(1,998)	35,686
Other income (expense):
Interest income	848	(425)	—	423
Other expense, net	(1,983)	(4)	—	(1,987)

Total other income (expense)	(1,135)	(429)	—	(1,564)

Income before income taxes	28,261	7,859	(1,998)	34,122
Income tax expense	(9,143)	(1,854)	599 (b)	(10,398)

Net income	19,118	6,005	(1,399)	23,724
Net loss attributable to noncontrolling interests	(125)	—	—	(125)

Net income attributable to HomeAway, Inc.	$19,243	$6,005	$(1,399)	$23,849

Net income (loss) per share attributable to common stockholders:
Basic	$0.23			$0.28
Diluted	$0.22			$0.27

Weighted average number of shares outstanding:
Basic	84,805			84,805
Diluted	87,738			87,738

See notes to unaudited condensed combined pro forma financial statements.

UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(Thousands, except for per share amounts)

	Historical
	HomeAway	Stayz	Adjustments	Pro forma
Revenue:
Listing	$237,973	$24,259	$—	$262,232
Other	42,431	1,240	—	43,671

Total revenue	280,404	25,499	—	305,903
Costs and expenses:
Cost of revenue (exclusive of amortization shown separately below)	45,342	2,180	—	47,522
Product development	43,152	3,271	—	46,423
Sales and marketing	93,366	6,539	—	99,905
General and administrative	56,311	1,642	—	57,953
Amortization expense	12,438	1,165	2,811 (a)	16,414

Total costs and expenses	250,609	14,797	2,811	268,217

Operating income	29,795	10,702	(2,811)	37,686
Other income (expense):
Interest income	928	68	—	996
Other expense, net	(2,587)	(36)	—	(2,623)

Total other income (expense)	(1,659)	32	—	(1,627)

Income before income taxes	28,136	10,734	(2,811)	36,059
Income tax expense	(13,175)	(3,212)	843 (b)	(15,544)

Net income attributable to common stockholders	$14,961	$7,522	$(1,968)	$20,515

Net income per share attributable to common stockholders:
Basic	$0.18			$0.25
Diluted	$0.18			$0.24

Weighted average number of shares outstanding:
Basic	82,382			82,382
Diluted	84,942			84,942

See notes to unaudited condensed combined pro forma financial statements.

UNAUDITED CONDENSED COMBINED PRO FORMA

BALANCE SHEET

September 30, 2013

(Thousands)

	Historical
	HomeAway	Stayz	Adjustments		Pro forma
Assets
Current assets:
Cash and cash equivalents	$192,395	$8,723	$(196,739	)(a)	$4,379
Short-term investments	160,044	—	—		160,044
Accounts receivable	17,373	591	—		17,964
Income tax receivable	2,315	—	—		2,315
Prepaid expenses and other current assets	9,359	2,083	—		11,442
Restricted cash	183	2,365	—		2,548
Deferred tax assets	5,455	397	590	(d)	6,442

Total current assets	387,124	14,159	(196,149)		205,134
Property and equipment, net	37,294	3,642	(3,589	)(g)	37,347
Goodwill	330,340	36,247	136,110	(c)	502,697
Intangible assets, net	56,691	7,455	19,179	(c)	83,325
Restricted cash	576	—	—		576
Deferred tax assets	578	—	—		578
Other non-current assets	18,632	—	—		18,632

Total assets	$831,235	$61,503	$(44,449)		$848,289

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,949	$113	$—		$5,062
Income tax payable	114	1,168	—		1,282
Accrued expenses	38,763	6,412	4,317	(b),(e)	49,492
Deferred revenue	149,052	1,808	—		150,860

Total current liabilities	192,878	9,501	4,317		206,696
Deferred revenue, less current portion	2,636	—	—		2,636
Deferred tax liabilities	16,258	1,118	5,903	(d)	23,279
Other non-current liabilities	8,654	17	—		8,671

Total liabilities	220,426	10,636	10,220		241,282

Redeemable noncontrolling interests	8,757	—	—		8,757
Commitments and contingencies
Stockholders’ equity
Common stock	9	—	—		9
Additional paid-in capital	684,103	42,808	(42,808	)(f)	684,103
Accumulated other comprehensive loss	(5,078)	(1,007)	1,007	(f)	(5,078)
Accumulated deficit	(76,982)	9,066	(12,868	)(e),(f)	(80,784)

Total stockholders’ equity	602,052	50,867	(54,669)		598,250

Total liabilities and stockholders’ equity	$831,235	$61,503	$(44,449)		$848,289

See notes to unaudited condensed combined pro forma financial statements.

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

1. Basis of Presentation

On December 6, 2013, HomeAway completed its acquisition of Stayz. The accompanying unaudited pro forma condensed combined financial statements present the pro forma condensed combined financial position and results of operations of the combined company based upon the historical financial statements of HomeAway and Stayz, after giving effect to the acquisition and adjustments described in these notes, and are intended to reflect the impact of the acquisition on HomeAway’s combined financial statements.

These unaudited condensed combined pro forma financial statements reflect a preliminary allocation of the purchase price as if the transaction had been completed on January 1, 2012 for the unaudited condensed combined pro forma statements of operations and on September 30, 2013 for the condensed combined pro forma balance sheet. The preliminary allocations, as presented in the unaudited condensed combined pro form financial statements are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed. A purchase price of $197.3 million, consisting of cash consideration, was paid to the seller and was preliminarily allocated to assets acquired and liabilities assumed as follows:

(thousands)
Net working capital	$4,261
Property and equipment, net	53
Goodwill	172,357
Identifiable intangibles	26,634 (1)
Other non-current liabilities	(17)
Deferred tax assets (liabilities)	(6,034)

Price paid to the seller	$197,254

(1)	The estimated fair value of acquired intangible assets is comprised of the following, in thousands:

Trade name	$5,224
Developed technology	1,735
Customer relationships	18,288
Non-competition agreement	1,387

$26,634

The useful lives for acquired trade names, developed technology, customer relationships and non-competition agreements are estimated to be 10 years, 2 years, 11 years and 3 years, respectively. The estimated useful lives will ultimately be based on finalization of valuation results.

2. Pro Forma Adjustments

Statements of Operations

(a) Represents the estimated incremental impact on amortization expense related to acquired intangible assets of Stayz.

(b) Represents the tax effect on the pro forma net income adjustments. A tax rate of 30%, estimating Australian statutory tax rates, was applied to the adjustments for amortization.

Balance Sheet

(a) Represents the cash paid to the seller at closing.

(b) Represents $515,000 remaining due to the seller at closing.

(c) Represents the preliminary adjustment from Stayz’s historical carrying value to estimated fair value as a result of HomeAway’s acquisition of Stayz.

(d) Represents the deferred taxes related to the pro forma adjustments made to the unaudited condensed combined pro forma balance sheet, including the preliminary adjustments to record the estimated fair values of assets acquired and liabilities assumed.

(e) Represents the adjustment for the impact of accrued transaction costs, a non-recurring charge that was recorded in the fourth quarter of 2013. Accordingly, this charge is not reflected as an adjustment in the accompanying unaudited condensed combined pro forma statements of operations.

(f) Represents the elimination of stockholders’ equity of Stayz.

(g) Represents the elimination of capitalized software development costs that were separately valued as an intangible asset as a result of HomeAway’s acquisition of Stayz.

3. U.S. GAAP reconciliation

The historical consolidated financial statements of Stayz have been prepared in accordance with IFRS, which differ in certain respects from U.S. GAAP. As noted above, for the purposes of preparation of the unaudited condensed combined pro forma financial statements, the historical financial information of Stayz was adjusted to be in accordance with U.S. GAAP. The adjustments are outlined below.

Statements of Operations

Classification of capitalized software development costs

Under IFRS, capitalized costs associated with internally developed software and website development costs are included in intangible assets, net, in the balance sheet. As the asset’s future economic benefits are expected to be consumed, depreciation expense is recorded in the statement of operations. Under U.S. GAAP, capitalized costs associated with internally developed software and website development costs are included in property and equipment, net, in the balance sheet. As the asset’s future economic benefits are expected to be consumed, amortization expense is recorded in the statement of operations.

Nine Months ended September 30, 2013
Net income attributable to the Stayz’s equity holders under IFRS	$6,005
Adjustments for classification of depreciation of capitalized software development costs:
Cost of revenue	169
Product development	845
Sales and marketing	304
General and administrative	68
Amortization expense	(1,386)

Net income attributable to the Stayz’s equity holders under U.S. GAAP	$6,005

Twelve Months ended December 31, 2012
Net income attributable to the Stayz’s equity holders under IFRS	$7,522
Adjustments for classification of depreciation of capitalized software development costs:
Cost of revenue	179
Product development	897
Sales and marketing	323
General and administrative	72
Amortization expense	(1,471)

Net income attributable to the Stayz’s equity holders under U.S. GAAP	$7,522

Balance Sheet

Goodwill and intangible assets

The historical consolidated balance sheet information of Stayz as of June 30, 2013 was prepared in accordance with IFRS 3 Business Combinations. In accordance with the provisions of IFRS 3, push-down accounting is not permitted. Under U.S. GAAP, push-down accounting, whereby the acquiree recognizes the fair value adjustments, including goodwill, in their financial statements, is required when the subsidiary becomes substantially wholly owned. An adjustment is being made to reflect the fair value of indefinite lived intangible assets and goodwill from a historical acquisition of Stayz.

Classification of current deferred tax assets and liabilities

Under IFRS, all deferred tax amounts are classified as non-current in the balance sheet. Under U.S. GAAP, certain deferred tax amounts that are expected to be recovered within 12 months would be separately stated in the balance sheet under current assets or liabilities.

Classification of capitalized software development costs

Under IFRS, capitalized costs associated with internally developed software and website development costs are included in intangible assets, net, in the balance sheet. Under U.S. GAAP, capitalized costs associated with internally developed software and website development costs are included in property and equipment, net, in the balance sheet.

	Goodwill	Intangible assets, net	Deferred tax assets - current	Deferred tax liabilities - non- current	Property and equipment, net	Net equity effect
Balance under IFRS at June 30, 2013	$26,731	$8,665	$—	$721	$53	$36,170
Adjustments for:
Push-down accounting	9,516	2,379	—	—	—	11,895
Classification of current deferred tax assets and liabilities	—	—	397	397	—	—
Classification of capitalized software development costs	—	(3,589)	—	—	3,589	—

Balance under U.S. GAAP at June 30, 2013	$36,247	$7,455	$397	$1,118	$3,642	$48,065

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Auditor